SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC. 20549

                                    ---------

                               FORM 8-A/AMENDMENT

         FOR WITHDRAWAL OF REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              AUDIOVOX CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


              Delaware                                 13-1964841
(State of Incorporation or Organization)              (I.R.S. Employer
                                                      Identification No.)

150 Marcus Blvd., Hauppauge, New York 11788- (631) 231-7750          11788
(Address of principal executive offices)                           (Zip Code)


If this Form relates to the        If this Form  relates to the
registration of a class of debt    registration  of a class of debt
securities and is effective upon   securities and is to become effective
filing pursuant to General         simultaneously  with the
Instruction  A(c)(1) please check  effectiveness  of a  concurrent
the  following  box.  __           registration statement under the
                                   Securities Act of 1933 pursuant to
                                   General Instruction A(c)(2) please
                                   check the following box.     __


Securities to be registered pursuant to Section 12(b) of the Act:

             Title of Each Class              Name of Each Exchange on Which
             to be so Registered                 Each Class is to be Registered

None

         The Securities previously registered pursuant to Section 12(b) of the Act are being withdrawn from registration under 12(b) of the Act. The Securities will be registered under Section 12(g) of the Act pursuant to the Registration Statement on Form 8A being filed concurrently herewith.

                                   SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Withdrawal of Registration to be signed on its behalf by the undersigned, thereto duly authorized.

DATE:  January 10, 2000


                                        Audiovox Corporation



                                         BY: s/Charles M. Stoehr
                                              Charles M. Stoehr
                                              Senior Vice President and
                                              Chief Financial Officer

























                                  Page 2 of 2